UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 10, 2016

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Indenture
On June 10, 2016, CVR Partners, LP (the “Partnership”), CVR Nitrogen Finance Corporation (“Finance Co” and, together with the Partnership, the “Issuers”), certain subsidiary guarantors named therein (collectively, the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral trustee (in such capacity, the “Collateral Trustee”), entered into an Indenture, dated as of June 10, 2016 (the “Indenture”), governing a new series of the Issuers’ 9.250% Senior Secured Notes due 2023 (the “Notes”) to be sold in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).
The net proceeds from the sale of the Notes were used to: (a) repay all amounts outstanding under the $300 million Senior Term Loan Credit Agreement dated April 1, 2016 (the “Coffeyville Facility”), by and between the Partnership, as borrower, and Coffeyville Resources, LLC, a Delaware limited liability company and the sole member of the general partner of the Partnership, as the lender; (b) finance the purchase of $315,245,000 aggregate principal amount of notes tendered in a cash tender offer (the “Tender Offer”) and consent solicitation for the outstanding 6.500% Second Lien Senior Secured Notes due 2021 (the “2021 Notes”), issued by CVR Nitrogen, LP (f/k/a East Dubuque Nitrogen Partners, L.P. and Rentech Nitrogen Partners, L.P.) (the “Company”), a subsidiary of the Partnership, and Finance Co (f/k/a East Dubuque Finance Corporation and Rentech Nitrogen Finance Corporation); and (c) to pay related fees and expenses.
The Notes will mature on June 15, 2023 and were issued at an issue price of 97.499 percent of par for net proceeds of approximately $619 million, after deducting the initial purchasers’ discount and estimated offering expenses. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2016. The Notes are guaranteed on a senior secured basis by all of the Partnership’s existing subsidiaries.
Optional Redemption
On and after June 15, 2019, the Issuers may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus any accrued and unpaid interest to the applicable redemption date on such Notes, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2019	104.625%
2020	102.313%
2021 and thereafter	100.000%

At any time prior to June 15, 2019, the Issuers may on any of one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture in an amount not greater than the net proceeds of one or more public equity offerings at a redemption price of 109.250% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, provided that: (a) at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and (b) the redemption occurs within 120 days of the date of the closing of such public equity offering.
Prior to June 15, 2019, the Issuers may on any one or more occasions redeem all or part of the Notes at a redemption price equal to the sum of: (a) the principal amount thereof, plus (b) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus any accrued and unpaid interest to the applicable redemption date.
Certain Covenants
The Indenture contains covenants that, among other things, restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (a) sell assets; (b) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase its subordinated debt; (c) make investments; (d) incur or guarantee additional indebtedness or issue preferred units; (e) create or incur certain liens; (f) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (g) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (h) engage in transactions with affiliates; and (i) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. However, at any time when the Notes are rated investment grade by either of Moody’s Investors Service, Inc. or

S&P Global Ratings, a division of S&P Global Inc., and no Default or Event of Default, each as defined in the Indenture, has occurred and is continuing, many of these covenants will be suspended.
Upon the occurrence of certain change of control events (including the sale of all or substantially all of one of our Principal Properties, as defined in the Indenture), each holder of the Notes will have the right to require that the Partnership repurchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the aggregate principal amount thereof plus any accrued and unpaid interest to the date of repurchase.
The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture (including the form of Notes attached as an exhibit thereto), a copy of which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.
Collateral Trust Agreement
In connection with the private placement of the Notes, on June 10, 2016, the Issuers and the Guarantors entered into the (a) Collateral Trust Agreement (the “Collateral Trust Agreement”) with Wilmington Trust, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”) and the Trustee and (b) Parity Lien Security Agreement (the “Security Agreement”) with the Collateral Trustee to secure the Parity Lien Obligations (as defined in the Collateral Trust Agreement), including the Notes.
The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all liens upon the collateral securing the Notes and related guarantees (the “Parity Lien Collateral”) at any time held by it, in trust for the benefit of the current and future holders of the Parity Lien Obligations.
The Collateral Trust Agreement provides that the Collateral Trustee’s liens on the Parity Lien Collateral will be automatically released upon the occurrence of certain events. The Collateral Trust Agreement further provides that the liens securing the Parity Lien Obligations will extend to the proceeds of any sale of Parity Lien Collateral. As a result, the Collateral Trustee’s liens will apply to the proceeds of any such Parity Lien Collateral received in connection with any sale or other disposition of certain assets.
The Collateral Trust Agreement sets forth the order in which the Collateral Trustee must apply the proceeds of any collection, sale by the Collateral Trustee, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Parity Lien Collateral after the occurrence and during the continuance of an Actionable Default (as defined in the Collateral Trust Agreement).
The Collateral Trust Agreement may be amended, waived or supplemented only in writing executed by the applicable obligor thereunder and the Collateral Trustee, acting as directed by the holders of Parity Lien Debt, with certain exceptions.
The foregoing description of the Collateral Trust Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collateral Trust Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference, and the Security Agreement, a copy of which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.
Supplemental Indenture
On June 10, 2016, the Company, Finance Co, certain guarantors named therein, Wells Fargo Bank, National Association, as trustee (in such capacity, “Supplemental Indenture Trustee”), and Wilmington Trust, National Association, as collateral trustee (in such capacity, “Supplemental Indenture Collateral Trustee”), entered into the First Supplemental Indenture (the “Supplemental Indenture”), dated as of June 10, 2016, amending the Indenture (the “2021 Notes Indenture”), dated as of April 12, 2013, between the Company, Finance Co, certain guarantors named therein, the Supplemental Indenture Trustee and the Supplemental Indenture Collateral Trustee, related to the 2021 Notes.
Pursuant to the Supplemental Indenture, the 2021 Notes Indenture and collateral documents related thereto were amended in order to: (i) eliminate most of the restrictive covenants; (ii) eliminate all “Events of Default” set forth in Section 6.01 of the 2021 Notes Indenture other than failure to pay principal, premium or interest on the Notes; (iii) eliminate certain conditions to satisfaction and discharge; (iv) eliminate certain conditions governing the revocation and effect of consents; (v) eliminate certain conditions for any merger, consolidation or sale of all or substantially all assets set forth in Article V of the 2021 Notes Indenture; (vi) eliminate certain other actions that would otherwise be required or restricted under the 2021 Notes Indenture, including the requirement that the Company make a change of control offer in accordance with the terms of the 2021 Notes Indenture; and (vii) release the liens on the collateral securing the 2021 Notes and terminate the collateral documents and certain other provisions in the Indenture related thereto. The restrictive covenants in the 2021 Notes Indenture that were deleted by the Supplemental Indenture include the following limitations or requirements: taxes, stay, extension and usury laws; restricted payments; dividend and other payment restrictions affecting restricted subsidiaries; incurrence of indebtedness and issuance of preferred stock; asset sales; transactions with affiliates; liens; business activities; corporate existence; offer to repurchase upon change of control; additional note guarantees; designation of restricted and unrestricted subsidiaries; covenant suspension; and conditions to any merger, consolidation or sale of assets of the Company, Finance Co and the guarantors.
In addition, the Supplemental Indenture eliminated certain provisions of the 2021 Notes Indenture which require the Company to provide certain quarterly and annual financial and other information to the Supplemental Indenture Trustee.
The Supplemental Indenture does not relieve the Company from its obligation to make scheduled payments of principal and accrued interest on any 2021 Notes that remain outstanding.
The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 10.3 to this report and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

On June 10, 2016, in connection with the Indenture and the closing of the Notes offering, the Partnership repaid all amounts outstanding under the Coffeyville Facility. Effective upon such repayment, the Coffeyville Facility and all related loan documents were terminated.

On June 10, 2016, the Partnership terminated the loan commitment issued pursuant to the $320 million Senior Term Loan Credit Agreement dated April 1, 2016 (the “AEPC Facility”), by and between the Partnership, as borrower, and American Entertainment Properties Corp., a Delaware corporation and an affiliate of the Partnership, as the lender. The AEPC Facility and all related loan documents were terminated as a result.

Item 2.03    Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
4.1
Indenture, dated June 10, 2016, by and among CVR Partners, LP, CVR Nitrogen Finance Corporation, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

4.2	Form of 9.250% Senior Secured Note due 2023 (included within the Indenture filed as Exhibit 4.1).
10.1
Collateral Trust Agreement, dated as of June 10, 2016, among CVR Partners, LP, CVR Nitrogen Finance Corporation, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

10.2
Parity Lien Security Agreement, dated as of June 10, 2016, among CVR Partners, LP, CVR Nitrogen Finance Corporation, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

10.3
First Supplemental Indenture, dated as of June 10, 2016, among CVR Nitrogen, LP, CVR Nitrogen Finance Corporation, the guarantors party thereto, Wells Fargo Bank, National Association, as Trustee, and Wilmington Trust, National Association, as Collateral Trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 16, 2016

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Indenture, dated June 10, 2016, by and among CVR Partners, LP, CVR Nitrogen Finance Corporation, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

4.2	Form of 9.250% Senior Secured Note due 2023 (included within the Indenture filed as Exhibit 4.1).
10.1
Collateral Trust Agreement, dated as of June 10, 2016, among CVR Partners, LP, CVR Nitrogen Finance Corporation, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

10.2
Parity Lien Security Agreement, dated as of June 10, 2016, among CVR Partners, LP, CVR Nitrogen Finance Corporation, the Guarantors (as defined therein) and Wilmington Trust, National Association, as Trustee and Collateral Trustee.

10.3
First Supplemental Indenture, dated as of June 10, 2016, among CVR Nitrogen, LP, CVR Nitrogen Finance Corporation, the guarantors party thereto, Wells Fargo Bank, National Association, as Trustee, and Wilmington Trust, National Association, as Collateral Trustee.